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                                                                EXHIBIT 27(e)(8)

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Minnesota Life                         GUARANTEED & SIMPLIFIED ISSUE APPLICATION
                                                               OWNER INFORMATION

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
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Minnesota Life Insurance Company . Individual Policy Issues . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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 OWNER'S NAME                                                                                  TAX I.D. NUMBER

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 STREET ADDRESS LINE 1                                                                                          SUITE #

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 STREET ADDRESS LINE 2

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 CITY                                                                        STATE         ZIP CODE       TELEPHONE NUMBER

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 PRIMARY CONTACT NAME                                                        OCCUPATION

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 FAX NUMBER                          EMAIL ADDRESS (optional)

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BASE POLICY INFORMATION

Product:_______________________________________________________________Indicate Special Dating:_________________________________

Premiums Payable:    [_] Annual                    [_] Semi-annual                      [_] Quarterly
                     [_] Monthly Automatic Payment Plan # _________________________     [_] List Bill Plan # ___________________

If premiums will be paid by someone other than the Owner, please provide details below.

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 NAME                                                                                    RELATIONSHIP TO OWNER

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 TITLE

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Is this an application to adjust a plan or add a life
to an existing plan?                                           [_] Yes    [_] No

DEATH BENEFIT OPTION INFORMATION

Death Benefit Option Selection: [_] Cash  [_] Protection  (Default is cash if none selected.)

ADDITIONAL BENEFITS AND AGREEMENTS

[_]  Exchange of Insured Agreement
[_]  Waiver of Premium Agreement (if available)

Early Values Agreement (EVA) (see Census page to select)

The following benefits and agreements will be added if available for the policy, unless you choose to omit them:

[_]  Omit Automatic Premium Loan
[_]  Omit Inflation Agreement

BENEFICIARY

The amount of the insurance applied for on each proposed insured is as stated in the Application Census. The death benefit under each policy is payable to the owner identified at the beginning of this application.

                                                                  Minnesota Life

                                            Booklet #  _________________________

F.58241 9-2002

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APPLICANT/OWNER NAME

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REPLACEMENT

1.  Are you replacing any existing life insurance or annuity with this applied
    for policy?                                                  [_] Yes  [_] No

2. Has there been or will there be a lapse, surrender, loan, withdrawal or other changes to any existing life insurance or annuity as a result, or in
    anticipation, of this application?                           [_] Yes  [_] No

If yes to either question, please indicate below which coverage will be replaced and submit replacement forms where required.

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 Year                                Policy   Business/   Pending   Will it be
Issued   Amount   Type of Coverage   Number   Personal    Yes/No     Replaced?
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ELIGIBILITY

1.   What is the employer's eligibility criteria for the proposed insured (e.g., VP and above)?:
     ____________________________________________________________

2. Are all employees meeting the eligibility criteria applying for insurance?
                                                                 [_] Yes  [_] No
     (If no, please provide details.)____________________________

     ____________________________________________________________

3.   As of the Application Census date, is each Proposed Insured identified in the attached Census actively at work and
     performing all the duties of his or her regular occupation on a full-time basis (at least 30 hours per week) at his or
     her customary place of employment?                          [_] Yes  [_] No

     (If no, please provide details.)____________________________

     ____________________________________________________________

PREPAYMENT: MAKE CHECKS PAYABLE TO MINNESOTA LIFE

1.  Have you paid money to the representative?    [_] Yes  [_] No

2.  Have you received a receipt?                  [_] Yes  [_] No

HOME OFFICE ENDORSEMENTS

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by the Company. Not to be used in IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for changes in age, amount, classification, plan or benefits unless agreed to in writing.

                                                                F.58241-2 9-2002
                                            Booklet #  _________________________

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APPLICANT/OWNER NAME

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Agreements/Certification: I have read or had read to me the statements and answers recorded on the Owner Information application. They are given to obtain this insurance and are to the best of my knowledge and belief, true and complete and correctly recorded. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the Time Limit on Certain Defenses, incontestability provision, and legal proceedings. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the health of the Proposed Insured remains as stated in this application. If such conditions are met, the insurance will take effect as of the Policy Date specified in the policy; the only exception to this is provided in the Receipt and Temporary Life Insurance Agreement, issued if the premium is paid in advance. No deposit has been made nor any premium paid on the policy applied for either in cash or by extension of credit, except as stated on this application.

Variable Adjustable Life: I also agree that if this application is for a Variable Adjustable Life policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account. I understand that the actual cash value of the policy applied for increases and decreases depending on investment results. There is no minimum actual cash value for policy values invested in these sub-accounts.

FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

As owner, I have read the statements and answers recorded on this Owner Information application; they are to the best of my knowledge and belief true, complete, and correctly recorded. I agree they will become a part of this application and any policy issued on it.

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OWNER NAME  (Please Print)

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OWNER'S REPRESENTATIVE NAME             OWNER'S REPRESENTATIVE TITLE
(Please Print)                          (Please Print)

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OWNER'S REPRESENTATIVE SIGNATURE
X
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WITNESS/REGISTERED REPRESENTATIVE       WITNESS/REGISTERED REPRESENTATIVE
(Licensed Resident Representative)      SIGNATURE
                                        X
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SIGNED AT:  CITY                        STATE                 DATE SIGNED

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IF A CORPORATION, GIVE THE STATE IN WHICH IT IS INCORPORATED

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                                                                F.58241-3 9-2002
                                            Booklet #  _________________________